Gemini Reports Third Quarter 2026 Results

Total revenue of $40.9 million, with services revenue and interest income at 59% of net revenue as platform spot trading volume declined 73% year-over-year; total operating expenses decreased 30% year-over-year

NEW YORK, November 12, 2026 – Gemini Space Station, Inc. (“Gemini,” the “Company,” “we,” or “us”) (NASDAQ: GEMI), a crypto and markets company, today announced financial results for the quarter ended September 30, 2026.

Total revenue was $40.9 million, compared to $50.6 million in the third quarter of 2025, a decrease of 19% year-over-year. Exchange revenue declined 47% year-over-year to $13.4 million, as total trading volume on our platform fell to $4.5 billion from $16.4 billion in the prior-year period. Services revenue and interest income was $23.3 million, compared to $23.4 million in Q3 2025, and represented 59% of net revenue.

Total operating expenses decreased 30% year-over-year to $119.9 million from $171.4 million, and declined 2% sequentially from $122.4 million in the second quarter of 2026, primarily driven by lower compensation costs and reduced marketing spend, reflecting continued cost discipline and lower headcount. Net loss improved 63% year-over-year to $58.6 million from $159.5 million.

“Operating expenses declined for a third consecutive quarter, and as we invest in growth, we intend to stay disciplined about where those dollars go,” said Tyler Winklevoss, CEO of Gemini. “We’re clear-eyed about the work ahead and committed to getting it right: deepening our relationships with the customers who use Gemini, continuing to iterate, and investing where customers and markets are headed. We expect to be judged on results, and we intend to earn the confidence of our customers and shareholders one quarter at a time.”

“We started Gemini in 2014 because we believed crypto would change how people save, spend and move value, and we’re in this for the long term,” said Cameron Winklevoss, President of Gemini. “Gemini 2.0 is our bet that the platforms that last will be the ones that own the regulated infrastructure underneath. We’re building ours to serve customers directly and to be something other platforms can build on.”

Third Quarter Results:

●Total revenue decreased 19% year-over-year and 10% sequentially to $40.9 million. Net revenue was $39.2 million, compared with $49.8 million in Q3 2025 and $43.7 million in Q2 2026.
●Transaction revenue decreased 40% year-over-year and 10% sequentially to $15.9 million from $26.3 million in Q3 2025, driven by a significant decline in crypto trading activity.
●Exchange revenue decreased 47% year-over-year to $13.4 million, primarily reflecting lower retail trading activity, partially offset by higher institutional revenue. Sequentially, exchange revenue increased 7%, while spot trading volume increased 18% to $4.5 billion, supported by increased institutional Zcash activity and expanded affiliated market-making.
●Total trading volume was $4.5 billion, compared with $16.4 billion in Q3 2025 and $3.8 billion in Q2 2026. Approximately $1.2 billion, or 26%, of quarterly spot volume involved transactions between external customers and our market maker.
●OTC revenue increased 60% year-over-year and decreased 64% sequentially to $1.7 million, compared with $1.1 million in Q3 2025 and $4.7 million in Q2 2026. The year-over-year increase reflects growth in electronic OTC (eOTC) client activity; the sequential decline is consistent with the variable nature of large institutional trades.
●Prediction markets revenue was $0.8 million, up 52% from $0.5 million in Q2 2026. Prediction markets revenue is reported net of maker and taker incentive rebates.
●Services revenue increased 7% year-over-year and decreased 10% sequentially to $21.3 million. Services revenue and interest income together totaled $23.3 million, compared to $23.4 million in Q3 2025, and represented 59% of net revenue, consistent with the second quarter and up from 47% in the prior-year quarter.
●Credit card revenue increased 82% year-over-year, driven by growth in the Gemini Credit Card portfolio, and decreased 4% sequentially to $15.5 million.
●Staking revenue decreased 29% year-over-year to $4.2 million, primarily driven by lower average staked asset balances and lower realized staking yields. Sequentially, staking revenue increased 3% reflecting price appreciation in underlying staked assets.
●Advisory fee revenue was $0.6 million, compared with $2.7 million in the second quarter, reflecting completion in July of the recognition period for the compensatory warrant arrangement associated with an advisory services agreement with a strategic customer.
●Interest income was $2.0 million, compared with $3.5 million in Q3 2025 and $2.4 million in Q2 2026, reflecting lower average customer custodial balances, partially offset by margin lending fees from our spot margin trading offering, which had no comparable activity in the prior-year period.
●Total operating expenses decreased 30% year-over-year and 2% sequentially to $119.9 million, marking the third consecutive quarterly decline. The year-over-year decrease was driven primarily by lower sales and marketing expenses and lower salaries and compensation, partially offset by higher transaction losses.
●Salaries and compensation decreased 32% year-over-year and increased 17% sequentially to $56.4 million, including $32.7 million of stock-based compensation, compared with $20.3 million in the second quarter. The sequential increase in stock-based compensation reflected equity-based annual bonus awards to Company employees recognized in July. Excluding stock-based compensation, salaries and compensation decreased 36% year-over-year and 15% sequentially to $23.7 million, reflecting the benefits of the February 2026 reduction in force.
●Sales and marketing decreased 75% year-over-year and 6% sequentially to $8.3 million, reflecting a more selective approach to marketing investments. Within sales and marketing:
●Marketing acquisition, brand spend and other costs decreased 97% year-over-year to $0.7 million.
●Credit card rewards and promotional and referral incentives decreased 41% year-over-year to $7.6 million, as lower promotional and referral incentives more than offset a 21% increase in credit card rewards.

●Transaction losses increased 38% year-over-year and declined from $20.1 million in the second quarter to $10.6 million, including credit card provision expense of $9.2 million, compared with $2.8 million in Q3 2025 and $16.1 million in Q2 2026. Credit card charge-offs increased to $11.5 million from $3.4 million, primarily reflecting accelerated charge-offs of accounts associated with the previously disclosed first-quarter fraud event. Managed credit card receivables were $202.2 million at quarter-end, compared with $150.6 million a year ago.
●Non-fraud 30-plus-day delinquency increased to 3.4% from 3.3% in the second quarter. The Company believes this reflects, in part, the seasoning of accounts added during the rapid portfolio growth in the second half of 2025. During that expansion, receivables grew faster than delinquent balances developed, reducing the reported delinquency rate. As those accounts mature and receivables decline, both factors can contribute to a higher delinquency rate.
●Technology expenses were $19.6 million, down 4% year-over-year, primarily reflecting lower amortization and impairment expenses. Expenses increased from $18.8 million in the second quarter, primarily due to higher cloud computing and infrastructure costs.
●General and administrative expenses, including legal expenses were $19.8 million, up 2% year-over-year, as higher legal expenses were largely offset by lower professional services costs. Expenses decreased from $20.6 million in the second quarter.
●Transaction processing decreased 39% year-over-year to $5.3 million, primarily driven by lower staking rewards and banking and compliance fees, partially offset by higher processing costs supporting new and expanded products, including Gemini Predictions.
●Operating loss was $79.0 million, compared with $120.8 million in Q3 2025 and $76.9 million in Q2 2026. Sequentially, lower revenue and a $12.4 million increase in stock-based compensation more than offset a $14.9 million reduction in all other operating expenses. Adjusted Operating Loss, a non-GAAP measure, narrowed 42% year-over-year and 21% sequentially to $39.0 million, its fourth consecutive quarter of improvement.
●Net loss narrowed 63% year-over-year and 46% sequentially to $58.6 million, compared to $159.5 million in Q3 2025.
●Net loss per share, basic and diluted, was $0.46, compared with $6.67 in the prior-year quarter.
●Adjusted EBITDA, a non-GAAP measure, was a loss of $11.6 million, compared with losses of $52.4 million in Q3 2025 and $74.0 million in Q2 2026. The sequential improvement reflected lower credit card provision and employee compensation costs, together with a $50.8 million favorable swing in net realized and unrealized results on crypto assets and related-party crypto loans, from a $25.0 million loss in Q2 to a $25.7 million gain in Q3.
●Cash and cash equivalents totaled $194.1 million as of September 30, 2026, compared with $252.2 million as of December 31, 2025.
●Monthly Transacting Users were 577,000, down 2% year-over-year and 1% sequentially.
●Assets on Platform were $13.4 billion as of September 30, 2026, compared with $21.3 billion as of September 30, 2025 and $8.4 billion as of June 30, 2026. The year-over-year decrease reflects lower crypto asset valuations relative to the prior-year period and select institutional custody net outflows.

Business Highlights
Delivering on operational discipline
●Total operating expenses down 30% year-over-year to $119.9 million, the third consecutive sequential decline. Operating loss improved 35% year-over-year to $79.0 million. Adjusted Operating Loss narrowed 42% year-over-year to $39.0 million, the fourth consecutive quarterly improvement.
Gemini Is Opening Its Regulated Prediction Markets Infrastructure to Distribution and Clearing Partners
●On August 24, 2026, Gemini and Apex Fintech Solutions announced a non-binding letter of intent under which Gemini Titan, LLC would become the exclusive regulated venue for crypto event contracts distributed through Apex's Futures Commission Merchant (FCM) to Apex's brokerage customers. The letter of intent also allows the parties the flexibility to collaborate on additional contract categories, including sports, economics, and financial markets, on a non-exclusive basis. The letter of intent is subject to negotiation of definitive documentation, including with respect to the full scope of the implementation and integration of the intended relationship.
●Expanding distribution is a core part of Gemini’s prediction markets strategy. Gemini intends to make its in-house exchange and clearinghouse available to brokerages, FCMs, and other designated contract markets that want to offer event contracts without building their own infrastructure, and is in active discussions with additional prospective distribution and clearing partners.
Gemini Expands Access to Its Platform for Developers and AI Agents
●More customers now use AI tools to research markets and get context before they invest. Gemini’s goal is to let customers bring the AI agent of their choice to a single Gemini account spanning crypto, stocks, and prediction markets, and to connect to new AI platforms as they emerge.
●In October, Gemini made its Model Context Protocol (MCP) server available on AI platforms, including Anthropic and OpenAI. Customers can use AI agents to pull real-time Gemini market data and research context directly within those tools.
●Gemini rebuilt its developer platform with dedicated documentation for each product line and released a public, dependency-free TypeScript SDK covering its trading products.

Conference Call
As previously announced, management will host a conference call tomorrow, November 13, 2026, at 8:30 a.m. E.T to discuss its Q3 2026 earnings results. The event will be webcast live via our investor relations website.

Call registration and webcast details are available on the Events page of our investor relations website https://investors.gemini.com/ ahead of the call. Following the call, a replay and transcript, as well as copies of Gemini’s earnings press release and earnings presentation, will also be available at https://investors.gemini.com/. The information on our website or accessible through our website is not incorporated or a part of this earnings release.

Gemini Space Station, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$194,120	$252,215
Restricted cash and cash equivalents	89,432	115,279
Customer custodial funds	464,307	527,354
Crypto assets held	415,241	439,622
Accounts receivable, net	26,714	30,887
Credit card receivables pledged	170,196	188,754
Prepaid expenses and other current assets	49,077	52,140
Total current assets	1,409,087	1,606,251
Software, property and equipment, net	12,023	15,083
Intangible assets, net	123,184	139,805
Other non-current assets, net	31,010	40,708
Total assets	$1,575,304	$1,801,847
Liabilities and Stockholders' Equity
Current liabilities:
Custodial funds due to customers	$464,116	$527,307
Accounts payable	8,658	2,647
Accrued expenses	27,854	42,679
Third party loans	75,469	75,151
Related party loans	367,182	403,931
Funding debt	153,247	154,374
Other current liabilities	25,228	34,315
Total current liabilities	1,121,754	1,240,404
Non-current liabilities:
Lease liabilities	11,098	20,570
Total non-current liabilities	11,098	20,570
Total liabilities	1,132,852	1,260,974
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.001 per share; 1,000,000 shares authorized; 55,905 and 42,329 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	57	43
Class B common stock, par value $0.001 per share; 100,000 shares authorized; 75,127 shares issued and outstanding as of September 30, 2026 and December 31, 2025	75	75
Preferred stock, par value $0.001 per share; 20,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Treasury stock at cost; 1,392 and 284 shares as of September 30, 2026 and December 31, 2025, respectively	(572)	(568)
Additional paid-in capital	2,760,587	2,583,689
Accumulated other comprehensive income	894	887
Accumulated deficit	(2,318,589)	(2,043,253)
Total stockholders' equity	442,452	540,873
Total liabilities and stockholders' equity	$1,575,304	$1,801,847

Gemini Space Station, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Net revenue	$39,203	$49,775	$131,485	$117,689
Other revenue	1,678	843	5,143	1,540
Total revenue	40,881	50,618	136,628	119,229
Operating expenses:
Salaries and compensation	56,376	82,523	170,027	153,624
Technology	19,551	20,317	60,399	54,790
General and administrative	19,804	19,335	62,069	52,582
Transaction losses	10,615	7,693	41,852	15,376
Sales and marketing	8,271	32,926	36,160	58,084
Transaction processing	5,287	8,617	16,273	19,028
Total operating expenses	119,904	171,411	386,780	353,484
Operating loss	(79,023)	(120,793)	(250,152)	(234,255)
Other income (expense):
Realized and unrealized gain (loss) on crypto assets and receivable, crypto assets pledged	135,946	106,809	(25,751)	144,664
Realized and unrealized gain (loss) on related party crypto loans	(110,208)	(83,096)	15,545	(145,144)
Change in fair value on related party convertible notes	—	(8,178)	—	(25,789)
Change in fair value on related party loans	—	(24,989)	—	(119,309)
Interest expense on related party loans	(3,166)	(17,847)	(9,191)	(48,090)
Interest expense on third party loans	(1,438)	(4,655)	(5,039)	(11,148)
Interest expense on funding debt	(2,427)	(314)	(7,475)	(314)
Other income (expense), net	1,683	(7,637)	6,771	(8,727)
Total other income (expense), net	20,390	(39,907)	(25,140)	(213,857)
Net loss before income taxes	(58,633)	(160,700)	(275,292)	(448,112)
Income tax benefit (provision)	(1)	1,186	(44)	6,122
Net loss	$(58,634)	$(159,514)	$(275,336)	$(441,990)
Net loss per share attributable to common stockholders
Basic	$(0.46)	$(6.67)	$(2.25)	$(39.02)
Diluted	$(0.46)	$(6.67)	$(2.25)	$(39.02)
Weighted average shares outstanding - basic and diluted:	128,456	23,931	122,147	11,327
Net loss	$(58,634)	$(159,514)	$(275,336)	$(441,990)
Other comprehensive income (loss):
Foreign currency translation, net of tax	109	(792)	7	1,117
Change in fair value attributable to instrument-specific credit risk	—	—	—	3,271
Total other comprehensive income (loss)	109	(792)	7	4,388
Comprehensive loss	$(58,525)	$(160,306)	$(275,329)	$(437,602)

Gemini Space Station, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(275,336)	$(441,990)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	22,126	23,189
Impairment	1,327	—
Change in fair value on related party convertible notes	—	25,789
Change in fair value on related party loans	—	119,309
Realized and unrealized loss (gain) on crypto assets and receivable, crypto assets pledged	25,751	(144,664)
Realized and unrealized loss (gain) on related party crypto loans	(15,545)	145,144
Provision for transaction losses	41,852	15,376
Stock-based compensation	77,152	48,959
Crypto assets received as revenue	(6,376)	(23,680)
Crypto asset payments for expenses	28,651	33,629
Warrants received as revenue	(6,031)	(2,098)
Non-cash lease expense	4,460	3,105
Realized and unrealized gain on derivatives	(2,300)	(561)
Other operating activities, net	3,336	(610)
Changes in operating assets and liabilities:
Purchase of crypto assets	(639,161)	(143,037)
Disposal of crypto assets	621,400	212,360
Accounts receivable	(30,124)	(11,603)
Other assets	(3,012)	137,210
Accounts payable and accrued expenses	(7,591)	(11,142)
Payables due to related parties	1,736	29,540
Payables due to third parties	(80)	5,913
Payables due for funding debt	173	314
Lease liabilities	(6,019)	(4,359)
Other liabilities	(3,262)	(96,292)
Net cash used in operating activities	(166,873)	(80,199)
Cash flows from investing activities
Proceeds from disposal of crypto assets	76,132	93,809
Purchases of credit card receivables	(1,429,911)	(646,827)
Proceeds from repayments of credit card receivables	1,441,190	561,829
Capitalization of internally developed software costs	(1,986)	(3,501)
Purchase of software, property and equipment	(475)	(1,507)
Other investing activities, net	140	(59)
Net cash provided by investing activities	85,090	3,744
Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions and offering costs	—	397,306
Proceeds from issuance of common stock in connection with concurrent private placement with Nasdaq	—	50,000
Custodial funds due to customers, net of redemptions	(63,661)	(40,455)
Proceeds from related party loans	—	15,100
Proceeds from third party loan, net of discount	75,000	74,250

Gemini Space Station, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Proceeds from funding debt	1,249,530	99,040
Repayment of funding debt	(1,250,831)	(50,150)
Repayment of third party loans	(75,000)	—
Payment of withholding taxes on settlement of restricted stock units	(240)	(6,929)
Payment for tax withholdings related to net share settlements of equity awards	(4)	(568)
Net cash provided by (used in) financing activities	(65,206)	537,594
Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents	(146,989)	461,139
Cash, cash equivalents, restricted cash and cash equivalents, beginning of period	894,848	646,858
Cash, cash equivalents, restricted cash and cash equivalents, end of period	$747,859	$1,107,997

Cash, cash equivalents, restricted cash and cash equivalents consisted of the following:
Cash and cash equivalents	$194,120	$487,462
Restricted cash and cash equivalents	89,432	87,731
Customer custodial funds	464,307	532,804
Total cash, cash equivalents, restricted cash and cash equivalents	$747,859	$1,107,997

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$12,176	$23,635
Cash paid during the period for income taxes, net of refunds	470	531

Supplemental schedule of non-cash investing and financing activities
Conversion of related party loans and related party convertible notes to common stock in connection with initial public offering	$—	$804,297
Conversion of convertible preferred units to common stock in connection with initial public offering	—	534,368
Related party loans received in crypto assets	223,980	418,458
Conversion of related party loans into related party convertible notes	—	246,245
Repayments of related party loans denominated in crypto assets	246,920	151,378
Issuance of common stock in exchange for crypto assets	100,000	—
Credit card receivables posted (returned) as collateral for funding debt, net	(18,558)	67,918
Receivable for crypto assets pledged as collateral for third-party loans, net	—	46,096
Crypto assets posted (returned) as collateral for derivatives, net	(904)	6,007
Repayment of third party loan interest denominated in crypto	—	5,417
Deferred offering costs not yet paid	—	6,141
Change in fair value attributable to instrument-specific credit risk	—	3,271

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA (in thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Net loss	$(159,514)	$(140,823)	$(108,978)	$(107,724)	$(58,634)
Adjusted to exclude the following:
Provision for (benefit from) income taxes	(1,186)	135	21	22	1
Interest expense	22,816	10,782	7,598	7,076	7,031
Depreciation and amortization	7,672	7,534	7,482	7,298	7,346
Stock-based compensation expense	45,751	35,997	24,178	20,304	32,670
Impairment	—	650	—	—	—
Restructuring charges(1)	—	—	7,866	—	—
Non-recurring legal contingencies, settlements, and related costs	—	—	424	—	—
Change in fair value on related party convertible notes	8,178	—	—	—	—
Change in fair value on related party loans	24,989	—	—	—	—
Non-recurring gain related to conversion of convertible notes and term loans	—	(5,841)	—	—	—
Unrealized foreign exchange loss (gain)	(1,087)	(591)	1,484	(1,010)	(4)
Adjusted EBITDA	$(52,381)	$(92,157)	$(59,925)	$(74,034)	$(11,590)
__________________
(1) Includes impairment charges in connection with the restructuring of $1.3 million.

Adjusted Operating Loss (in thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Operating loss	$(120,793)	$(111,401)	$(94,188)	$(76,941)	$(79,023)
Adjusted to exclude the following:
Depreciation and amortization	7,672	7,534	7,482	7,298	7,346
Stock-based compensation	45,751	35,997	24,178	20,304	32,670
Impairment	-	650	—	—	—
Restructuring charges(1)	-	-	7,866	—	—
Non-recurring legal contingencies, settlements, and related costs	-	-	424	—	—
Adjusted Operating Loss	$(67,370)	$(67,220)	$(54,238)	$(49,339)	$(39,007)
__________________
(1) Includes impairment charges in connection with the restructuring of $1.3 million.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our operating results and financial position; anticipated future expenses, including our financial outlook, and investments; expectations regarding our liquidity, capital resources, indebtedness, financing arrangements and ability to obtain additional capital or financing; expectations relating to certain of our key financial and operating metrics; our business strategy and plans, including expectations related to our full-stack end-to-end marketplace and super app strategy; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends, and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among others: our ability to successfully execute our business and growth strategy and generate future profitability; market acceptance of our products and services; our ability to further penetrate our existing customer base and expand our customer base; our ability to develop new products and services and achieve customer adoption of them; our ability to obtain applicable regulatory approvals; the success or anticipated timing of any acquisitions, partnerships, or investments that we enter into; the possibility of adverse developments in pending litigation; the risk that the outcome of currently ongoing and potential future regulatory litigation and/or enforcement actions, as well as potential changes in federal or state law, could immediately or subsequently prevent us from offering, or continuing to offer, sports contracts or event contracts altogether; the effects of increased competition in our markets; our ability to stay in compliance with applicable laws and regulations; stock price fluctuations; market conditions across the cryptoeconomy, including crypto price volatility; and general market, political, and economic conditions, including interest rate fluctuations, inflation, tariffs, instability in the global banking system, economic downturns, and other global events, including regional wars and conflicts and government shutdowns. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from anticipated results is included, or will be included, in our filings we make with the Securities and Exchange Commission from time to time, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures
Adjusted EBITDA

Management believes that Adjusted EBITDA, which is a measure not presented in accordance with GAAP, provides investors with additional useful information in evaluating our performance. We use this non-GAAP measure internally to evaluate performance and to make financial, investment and operational decisions. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results and that this measure is useful for period-to-period comparisons of results. Management also believes that providing this non-GAAP measure helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such matters.

We define Adjusted EBITDA as net income (loss), adjusted to exclude provision for (benefit from) income taxes, interest expense, depreciation and amortization, stock-based compensation expense, impairment, restructuring charges, non-recurring legal contingencies, settlement and related costs, change in fair value on related party convertible notes, change in fair value on related party loans, gain on conversion of convertible notes and term loans, and unrealized foreign exchange loss (gain). Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, on February 5, 2026, the Company announced its plans to wind down operations in the United Kingdom, European Union, other European jurisdictions, and Australia. As such, beginning with the quarter ended March 31, 2026, Adjusted EBITDA also excludes related restructuring charges, which primarily relate to workforce reductions, lease exit costs, and other actions taken to streamline our operations and that we believe are unusual in nature and/or infrequent in occurrence and are not indicative of our ongoing operating activities.

Adjusted Operating Loss

Management believes that Adjusted Operating Loss, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating our operating performance and operating leverage. We use this non-GAAP measure to evaluate the efficiency of our cost structure, the relationship between revenue growth and operating expenses, and the progress of our ongoing operations. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results by removing the effects of certain non-cash items and other adjustments that management believes may obscure our underlying operational performance, and that this measure is useful for period-to-period comparisons of results.

We define Adjusted Operating Loss as operating loss, adjusted to exclude depreciation and amortization, stock-based compensation, impairment, restructuring charges, and non-recurring legal contingencies, settlement and related costs.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other non-GAAP measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as a tool for comparison. A reconciliation of these non-GAAP measures is provided in this earnings release to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. These non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, management uses key performance metrics to help evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance metrics include MTUs, LTUs, Card Sign-Ups, Trading Volume, and Assets on Platform. Definitions of these key performance metrics can be found below:

●Monthly Transacting User: any retail or institutional user who has engaged in any revenue-generating activity or whose account otherwise generated revenue for the Company in the trailing thirty days. MTUs presented for a quarter represent the MTUs as of the last day of the respective quarter. MTUs presented as of the end of a year represent the MTUs as of the last day of that year.
●Lifetime Transacting User: LTUs represent the cumulative number of unique MTUs who have ever transacted on our platform and continue to maintain an open account, measured since inception.
●Card Sign-Ups: the cumulative number of approved applications for the Gemini Credit Card in the relevant period. Card Sign-Ups include customers who have been approved to open an account, regardless of whether they have subsequently activated or used their card or whether the account later remains open.
●Trading Volume: the total U.S. dollar equivalent value of spot matched trades transacted between a buyer and seller through our platform during the period of measurement, including trades in which our affiliated market maker is a counterparty.
●Assets on Platform: the total value of assets held on our platform and includes digital assets in custody, staking, and exchange products, user custodial fiat, and GUSD reserve assets.
For more information and a more detailed discussion of our Key Performance Metrics, refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that has been filed with the SEC.
Channels for Disclosure of Information

As a reminder, we announce material information to the public through filings with the SEC, the investor relations page on our website (investors.gemini.com), the blog on our website (www.gemini.com/blog), press releases, public conference calls, public webcasts, our X account (@gemini), and our LinkedIn page. The information disclosed in the foregoing channels could be deemed to be material information and we use these channels for complying with our disclosure obligations under Regulation FD. As such, we encourage investors, the media, and others to monitor the channels listed above and to review the information disclosed through such channels.

About Gemini
Gemini (NASDAQ: GEMI) is a crypto and markets company founded by Cameron and Tyler Winklevoss in 2014. Gemini offers a wide range of crypto and markets products and services for individuals and institutions. Gemini's simple, reliable, and secure products are built to unlock the next era of financial, creative, and personal freedom.

Contact

Investors
Gemini Investor Relations
Email: investors@gemini.com

Press
Gemini Press Team
Email: press@gemini.com